                                                                       Exhibit 3

                                     BYLAWS

                                       OF

                        OLD DOMINION ELECTRIC COOPERATIVE


                  AMENDED AND RESTATED AS OF SEPTEMBER 10, 2002

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ARTICLE  1    MEMBERSHIP
              1.01  Requirements for Membership
              1.02  Limitation of Membership
              1.03  Membership Certificates
              1.04  Classes of Membership
              1.05  Termination of Membership
              1.06  Membership Fees and Dues

ARTICLE  2    RIGHTS AND LIABILITIES OF MEMBERS
              2.01  Property Interest of Members

ARTICLE  3    MEETINGS OF MEMBERS
              3.01  Annual Meeting
              3.02  Special Meetings
              3.03  Notice of Members' Meeting
              3.04  Quorum
              3.05  Member Delegates
              3.06  Voting
              3.07  Proxies

ARTICLE  4    DIRECTORS
              4.01  General Powers
              4.02  Qualification and Tenure
              4.03  Removal of Directors
              4.04  Vacancies
              4.05  Compensation
              4.06  Rules and Regulations

ARTICLE  5    MEETINGS OF DIRECTORS
              5.01  Annual Meeting of the Directors
              5.02  Special Meetings
              5.03  Notice
              5.04  Quorum
              5.05  Voting
              5.06  Presence of Others
              5.07  Participation by Telephone at Board Meetings

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ARTICLE  6    COMMITTEES
              6.01  Executive Committee
              6.02  Nominating Committee
              6.03  Additional Committees
              6.04  Participation by Telephone at Committee Meetings

ARTICLE  7    OFFICERS
              7.01  Number and Positions
              7.02  Election and Term of Office
              7.03  Removal of Officers by Directors
              7.04  Vacancies
              7.05  Chairman of the Board
              7.06  Vice Chairman
              7.07  Secretary/Treasurer
              7.08  President
              7.09  Duties of Vice Presidents
              7.10  Duties of Other Officers
              7.11  Bonds of Officers
              7.12  Reports

ARTICLE  8    NON-PROFIT OPERATION
              8.01  Non-Profit Policy
              8.02  Patronage
              8.03  Retirement of Capital
              8.04  Assignability of Capital
              8.05  Classification of Business
              8.06  Contractual Character of Operation

ARTICLE  9    DISPOSITION OF PROPERTY
              9.01  Manner of Disposition

ARTICLE  10   INDEMNIFICATION
              10.01 Directors and Officers

ARTICLE  11   FISCAL POLICY
              11.01 Contracts
              11.02 Checks, Drafts, etc.
              11.03 Deposits
              11.04 Fiscal Year
              11.05 Accounting System and Reports
              11.06 Contracts in Which Directors Have Interest
              11.07 Employment of Related Persons

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ARTICLE  12   MEMBERSHIP IN OTHER ORGANIZATIONS
              12.01 Requirements

ARTICLE  13   WAIVER OF NOTICE
              13.01 Written or by Attendance

ARTICLE  14   THE CORPORATE SEAL
              14.01 Design and Inscription

ARTICLE  15   RULES OF ORDER
              15.01 Parliamentary Procedure

ARTICLE  16   AMENDMENT OF BYLAWS
              16.01 Method of Amendment

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

                                     BYLAWS
                                       OF
                        OLD DOMINION ELECTRIC COOPERATIVE
                  AMENDED AND RESTATED AS OF SEPTEMBER 10, 2002


                                    ARTICLE 1

                                   MEMBERSHIP

Section 1.01  Requirements for Membership

       Any applicant seeking membership in Old Dominion Electric Cooperative (hereinafter called "Old Dominion") may become a Member by:

       A.     Executing a written application for membership;

       B. Agreeing to purchase energy or other products or services from or through Old Dominion as specified by the Articles of Incorporation, these Bylaws, and the Board of Directors;

       C. Agreeing to comply with and be bound by the Articles of Incorporation, these Bylaws and any amendments, and any rules and regulations adopted by the Board of Directors;

       D. Paying any membership fee and such other assessments and charges as approved by the Board of Directors; and

       E. Being accepted for membership by a vote of at least two-thirds (2/3) of the members of the Board of Directors of Old Dominion entitled to vote.

       The Secretary shall give each applicant at least ten (10) days written notice of the date of the meeting of the Board of Directors to which its application will be submitted and the applicant shall be entitled to be present and heard at the meeting.

Section 1.02  Limitation of Membership

       No member may hold more than one membership in Old Dominion, and no membership in Old Dominion shall be transferable; except that, in case of a merger or consolidation, membership may be vested in the successor corporation provided the successor corporation shall be eligible for membership, shall agree to purchase from Old Dominion energy or other products or services under the terms and conditions of the contracts then in effect between Old Dominion and its Members,

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and shall agree to comply with and be bound by theArticles of Incorporation of
Old Dominion, these Bylaws and any amendments, and such rules, regulations, and assessments as may be adopted by the Board of Directors.

Section 1.03  Membership Certificates

      Membership in Old Dominion shall be evidenced by a membership certificate in the form and with such provisions as shall be determined by the Board of Directors. The certificate shall be signed by the Chairman of the Board and by the Secretary with the corporate seal affixed. In case a certificate is lost, destroyed or mutilated, a new certificate may be issued upon such terms and conditions as the Board of Directors may prescribe.

Section 1.04  Classes of Membership

      Members of Old Dominion shall be divided into three (3) classes, designated as Class A, Class B, and Class C, respectively.

      Class A shall consist of electric distribution cooperatives or their successors, the power requirements of which are or will be served at wholesale by Old Dominion through generation assets owned by Old Dominion or power purchase arrangements made by Old Dominion. Class A Members shall purchase from or through Old Dominion all electric energy used by the Class A Member to operate its system, subject to the Old Dominion Electric Cooperative Amended and Restated Wholesale Power Contract dated 1992 between the Class A Member and Old Dominion, and may purchase such other products or services from Old Dominion as Old Dominion is permitted by law to offer for sale.

      Class B shall consist of other wholesale customers admitted to membership that purchase electric capacity or energy, or both, at wholesale from or through Old Dominion pursuant to a full or partial requirements contract between the Class B member and Old Dominion, which will be served though generation assets owned by Old Dominion or power purchase arrangements made by Old Dominion. Class B Members also may purchase such other products or services from Old Dominion as Old Dominion is permitted by law to offer for sale.

      Class C shall consist of any other customers admitted to membership that purchase energy, or any other products or services that Old Dominion is permitted by law to offer for sale, from or through Old Dominion pursuant to any other contract, arrangement or agreement.

      Each Member shall pay for all energy or other products or services used by it at such time and at such rates or prices as shall be approved by the Board of Directors. It is expressly understood that amounts paid for energy or other

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products or services in excess of the cost of service are furnished by Member as capital and each Member shall be credited with capital so furnished, as provided by these Bylaws.

      Sales made through a power exchange or other state or regional wholesale market system by Old Dominion to any Member of any of the above-listed classes of membership shall not alter the character of the payments accruing to Old Dominion for such sales or affect a Member's membership status.

Section 1.05  Termination of Membership

      If a Member (1) ( withdraws from membership, (2) is expelled from membership, or (3) its contract with Old Dominion terminates according to the terms of that contract, its membership in Old Dominion shall automatically terminate.

      The withdrawal or expulsion of a Member shall be effected as follows:

      A. A Member may withdraw from membership upon compliance with such terms and conditions as the Board of Directors may prescribe, provided, however, no Member shall be permitted to withdraw until its withdrawal has been approved by an affirmative vote of not less than two thirds (2/3) of all the Directors and it has met all its contractual obligations, debts and liabilities to Old Dominion. Written notice of withdrawal shall be delivered to any officer of Old Dominion or to the Board of Directors at least ninety (90) days prior to the date upon which the withdrawal is proposed to become effective.

      B. The Board of Directors may, by the affirmative vote of not less than two-thirds (2/3) of all the Directors, recommend the expulsion of any Member who fails to comply with any of the provisions of the Articles of Incorporation, Bylaws or rules and regulations adopted by the Board of Directors, but only if that Member shall have been given written notice by the Secretary of Old Dominion that such failure makes it liable to expulsion from membership and the failure shall have continued for at least ten (10) days after such notice was given. Within thirty (30) days after the Board shall have recommended expulsion of a Member, a meeting of the Members shall be held at which such Member shall be given an opportunity to present its case, by counsel or otherwise, and the Board shall have the same opportunity, after which a vote shall be taken on the expulsion of such Member. An affirmative vote by two-thirds (2/3) of the Members present at such meeting shall be required in order to expel a Member. The resolution of expulsion shall set forth the reasons for the expulsion.

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      C.      Upon termination of a contract between a Member and Old Dominion according to its terms, or upon the cessation of existence, withdrawal or expulsion of a Member, the membership shall terminate, and the membership certificate of suchMember shall be surrendered forthwith to Old Dominion. Termination of membership in any manner shall not release a Member from any debts, liabilities or any outstanding, continuing, or residual contractual obligations to or through Old Dominion. Payments made to Old Dominion for any such debts, liabilities, or outstanding, continuing or residual contractual obligations shall be regarded as payments for services and obligations incurred as a Member and will be classified as member income to Old Dominion.

Section 1.06  Membership Fees and Dues

      The Board of Directors may fix fees, dues or assessments to be paid by Members of Old Dominion as and when the same are required in the judgment of the Board of Directors. The dues, electric rates and assessments, when fixed, shall become obligations of the Members of Old Dominion and failure to pay the same may be an occasion for termination of membership of the delinquent Member.

                                    ARTICLE 2

                        RIGHTS AND LIABILITIES OF MEMBERS

Section 2.01  Property Interest of Members

      Members shall have no individual or separate interest in the property or assets of Old Dominion except, upon dissolution, after (1) all debts and liabilities of Old Dominion shall have been paid, and (2) all capital furnished through patronage shall have been returned. Any remaining property and assets of Old Dominion shall be distributed among the Members and former Members in the proportion which the aggregate contributed patronage capital of each bears to the total contributed patronage capital of all Members and former Members.

                                    ARTICLE 3

                               MEETINGS OF MEMBERS

Section 3.01  Annual Meeting

      The annual meeting of the Members shall be held at the date, time, and place designated in the notice of the annual meeting, for the purposes of electing Directors, passing upon reports covering the previous fiscal year, and transacting any other business as may come before the meeting. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of Old Dominion.

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Section 3.02  Special Meetings

      Special meetings of the Members may be called by resolution of the Board of Directors or upon a written request signed by six (6) or more Directors, theChairman of the Board, or three (3) or more Members. It shall be the duty of the Secretary to cause notice of the meeting to be given as these Bylaws provide. Special meetings of the Members may be held at any place designated by the Board of Directors or by the Chairman of the Board.

Section 3.03  Notice of Members' Meeting

      Written or printed notice to each Member stating the place, day and hour of the meeting and, in case of a special meeting or an annual meeting at which business requiring special notice is to be transacted, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than forty-five (45) days before the date of the meeting either personally or by mail by or at the direction of the Chairman of the Board, the Secretary or the persons calling the meeting.

      If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Member at its address as it appears on the records of Old Dominion. The failure of any Member to receive notice of an annual or special meeting of the Members shall not invalidate any action which may be taken by the Members at the meeting.

Section 3.04  Quorum

      Business may be transacted at any annual or special meeting of the Members provided there are present, without respect to proxies, duly registered Member delegates, selected as provided in Section 3.05 of these Bylaws, constituting at least fifty percent (50%) of the total number of the Members of Old Dominion. If less than fifty percent (50%) of the total Members are present, a majority of those Members may adjourn the meeting without further notice.

Section 3.05  Member Delegates

      Each Member shall be represented at Member meetings of Old Dominion by one
(1) voting delegate designated by the Member's board of directors. Upon becoming a Member, the Secretary of each Member shall certify to the Secretary of Old Dominion the name and address of the delegate designated by it to represent it at Member meetings of Old Dominion and the date of expiration of the term of such delegate. The Secretary of the Member shall advise the Secretary of Old Dominion

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promptly in writing of any change in its delegate. Each Member may, at any time by resolution of its Board of Directors, terminate the appointment of its delegate after which it shall notify Old Dominion of the action in writing.

Section 3.06  Voting

      Each Member shall be entitled to only one (1) vote upon each matter submitted to a vote at a meeting of the Members. If a Member has no duly qualified delegate present at the meeting, the President of the Member may represent and cast the vote of the Member, provided, however, before representing and casting the vote of any such Member, the President shall have filed with the Secretary of Old Dominion an instrument in writing executed by another officer of the Member certifying that he or she is the President of the Member.

      At all meetings of the Members at which a quorum is present, all questions shall be decided by a vote of the majority of the Members represented except as otherwise provided by these Bylaws. A Member's delegate may hold and vote only one (1) proxy and no more for an absent Member's delegate. There shall be no voting other than in person or by proxy.

Section 3.07  Proxies

      At all meetings of Members, voting by proxy is authorized. Proxies must be in writing and executed on behalf of the absent Member by its Secretary under its corporate seal or by its Member delegate who is absent or has earlier been duly registered at such meeting but has since absented themselves. A proxy may be restricted to a particular matter or unlimited; if not restricted, it shall be deemed unlimited. A proxy shall not be valid after sixty (60) days from the date of its execution.

                                    ARTICLE 4

                                    DIRECTORS

Section 4.01  General Powers

      The business and affairs of Old Dominion shall be managed by the Board of Directors. The Board of Directors shall exercise the powers of Old Dominion except such as are by law, the Articles of Incorporation or these Bylaws conferred upon or reserved unto the Members.

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Section 4.02 Qualification and Tenure

     A. Any person recommended to the Nominating Committee by a Member, in good standing, shall be eligible for election to the Old Dominion Board of Directors as a Director within the class of membership of the Member making the recommendation.

     B. Each Class A Member shall be entitled to seat two (2) Directors on the Board of Old Dominion, of which at least one (1) shall be selected from that Member's board of directors. If permitted by law, each of classes B and C shall be entitled to seat one (1) Director per class; otherwise, Class B and C Members shall have such representation as is required by law. Each Director shall have one (1) vote.

     C. Candidates for election to the Old Dominion Board of Directors shall be nominated by the Nominating Committee. Upon becoming a Class A Member and each year thereafter, the Secretary of each Class A Member shall certify to the Secretary of Old Dominion the names and addresses of the Director candidates who have been recommended to the Nominating Committee by the Member as candidates for election as its Directors. Any Class B or C Member may recommend to the Nominating Committee a candidate for election as the Director to represent its class. The initial election of a Director to represent either Class B or Class C shall be conducted at the next annual meeting of the Members following admission of a Member to that Class.

Section 4.03 Removal of Directors

     A. A Class A Member may remove its own Directors.

     B. A Director may be removed for cause by a vote of two-thirds (2/3) of the Directors of Old Dominion or of the Members of Old Dominion, provided notice of the charges against the Director shall have been filed with the Secretary in writing together with a petition signed by at least thirty percent (30%) of the Directors or Members, as appropriate, requesting removal of the Director. Such Director shall be informed in writing of the charges at least ten (10) days prior to the meeting at which the charges are to be considered and shall have an opportunity to be present and represented by counsel at the meeting and to present evidence relevant to the charges; and the person or persons bringing the charges shall have the same opportunity. The question of the removal of such Director shall be considered and voted upon at the meeting.

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Section 4.04 Vacancies

     A vacancy in the Board of Directors shall be filled by a new Director. For Class A Members, the candidate shall be recommended to the Nominating Committee by the Member whose directorate has been vacated. For Class B and C, any Class B or C Member may recommend a candidate to the Nominating Committee. The Nominating Committee shall nominate a candidate and the new Director shall be elected by the Board of Directors of Old Dominion. That Director shall serve for the unexpired term of the predecessor.

Section 4.05 Compensation

     The Compensation of the directors shall be set from time to time by resolution of the Board of Directors.

Section 4.06 Rules and Regulations

     The Board of Directors shall have the power to make and adopt such rules and regulations and fix the compensation of officers and employees as it may deem advisable for the proper management, administration and regulation of the business affairs of Old Dominion.

                                    ARTICLE 5

                              MEETINGS OF DIRECTORS

Section 5.01 Annual Meeting of the Directors

     An annual meeting of the Board of Directors, at which election of officers shall take place and other business may be transacted, shall be held at the same site as, and immediately following the adjournment of, the annual meeting of the Members of Old Dominion. Notice of the annual meeting of the Members, as provided for in Section 3.03 of Article 3, shall also constitute notice of the annual meeting of the Board of Directors.

Section 5.02 Special Meetings

     Special meetings of the Board of Directors may be called by the Chairman of the Board or by any five (5) Directors. It shall be the duty of the Secretary to cause notice of such meeting to be given as provided. Those who called the meeting shall fix the time and place.

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Section 5.03 Notice

     Notice of the time, place and purpose of any regular or special meeting of the Board of Directors shall be given not less than ten (10) days nor more than forty-five (45) days prior the meeting date, by written notice, delivered personally or mailed to each Director at their last known address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid.

     The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except in case a Director shall attend a meeting for the express purpose of objecting to the transaction of any business because the meeting shall not have been lawfully called or convened.

Section 5.04 Quorum

     A majority of the Board of Directors shall constitute a quorum. If less than a majority of the Directors is present at a meeting, a majority of the Directors present may adjourn the meeting. The Secretary shall notify any absent Directors of the time and place of such adjourned meeting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise stipulated by these Bylaws, the Articles of Incorporation or State law.

Section 5.05 Voting

     Each Director shall be entitled to only one (1) vote, and no more, upon each matter submitted to a vote. There shall be no voting by proxy or by mail.

Section 5.06 Presence of Others

     The directors, employees, or other representatives of a Member shall be entitled to attend all regular and special meetings of the Board of Directors, however, they shall have no vote and shall not be allowed to speak or otherwise participate in the proceedings unless so authorized by the Board. The Board of Directors, when it deems prudent and advisable, may declare an executive session. Persons other than the Board Members shall not be entitled to attend the executive session unless by invitation.

Section 5.07 Participation by Telephone at Board Meetings.

     Unless otherwise restricted in these Bylaws, the Directors may participate in meetings of the Board and shall be deemed to be present at such meetings as though physically present if they are participating by means of a conference telephone or similar communications equipment by which all persons participating

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at the meeting can hear each other and respond to matters properly brought before the meeting. Directors participating by such communications means shall be deemed present for all purposes including determination of quorum.

                                    ARTICLE 6

                                   COMMITTEES

Section 6.01 Executive Committee

     A. Composition: The Executive Committee shall consist of six (6) Directors. The Chairman, Vice Chairman and Secretary/Treasurer shall be permanent members of the committee. The remaining three (3) members of the committee shall be non-permanent members. The non-permanent members of the committee shall be elected by and from the Board of Directors. The Chairman ofthe Board of Old Dominion shall be Chairman of the Executive Committee. No two (2) members of this committee shall be from the same Member organization and at least three (3) members of the committee shall be directors of Member organizations and not employees. The President of Old Dominion shall be an ex-officio member of the committee, but without a vote.

     B. Term of Office: The term of office for the non-permanent members of the Executive Committee shall be three (3) years. Upon serving one (1) full three
(3) year term, no Director shall be eligible to be reelected for a successive term on the Executive Committee. The permanent committee members' terms shall be determined according to Article 7, Section 7.02 of these Bylaws.

     C. Meetings, Powers and Functions: The Executive Committee shall meet upon the call of the Chairman of the Board. The Executive Committee shall exercise all of the functions and powers of the Board of Directors between meetings of the Board of Directors. All actions taken by the Executive Committee shall be reported to the next regularly scheduled meeting of the Board of Directors. Four
(4) members of the Executive Committee shall be considered a quorum for the transaction of any business.

     D. Vacancies: Except as otherwise provided in these Bylaws, a vacancy among the non-permanent members of the committee may be filled by the Board of Directors for the unexpired portion of the term. A vacancy among the permanent members of the committee shall be filled according to Article 7, Section 7.04, of these Bylaws.

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Section 6.02 Nominating Committee

     A. The Chairman of the Board shall propose and the Board shall elect five
(5) Directors to the Nominating Committee. The Chairman, in selecting the committee members, shall give consideration to geographic and demographic balance among the Members.

     B. The Nominating Committee shall nominate candidates for election to the Board of Directors as provided in these Bylaws. Not more than ninety (90) days, but not less than sixty (60) days prior to the annual meeting of the Members, Members may submit recommendations for nomination as a candidate for the Board of Directors to the Nominating Committee. The Nominating Committee shall select a slate of candidates and report its nominations to the Members in writing. The report shall be delivered to each Member at least forty-five (45) days prior to each annual meeting. For vacancies on the Board of Directors, the Nominating Committee shall report its nominees to the Board ten (10) days prior to the meeting at which the vacancy will be filled.

     C. The Nominating Committee shall nominate one or more candidates for each vacancy on the Executive Committee. The Nominating Committee shall report its slate of nominations to the full Board in writing. The report shall be delivered to each Director forty-five (45) days prior to each annual meeting or any meeting at which an Executive Committee vacancy is to be filled.

     D. The term of office for a member of the Nominating Committee shall be three (3) years. Upon serving one full three-year term, no member of the Committee shall be eligible to be reelected for a successive term on the Committee. Except as otherwise provided in these Bylaws, in the event of a vacancy on the committee, the Chairman of the Board shall propose and the Board shall elect a new member to serve the unexpired portion of the term.

Section 6.03 Additional Committees

     The Board of Directors shall create the following additional standing committees and shall delegate the necessary authority to each such committee:

                                Finance Committee
                      Power Supply and Resources Committee
                         Joint Human Resources Committee
                                 Audit Committee

     The Chairman of the Board shall appoint the members of all committees other than the Executive Committee, and shall designate the chairs of such committees who shall serve no more than three consecutive one-year terms.

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     The Board of Directors may, as it deems necessary, create any additional committees and delegate to those committees any authority, duties, powers or obligations it may deem necessary for carrying out the business and objectives of Old Dominion. The Board of Directors may, in its discretion, instruct the Chairman of the Board to appoint special committees with the members being designated by the Chairman of the Board and such special committees shall have the power and perform the duties as may be provided in the resolution of the Board.

     The Chairman of the Board may also create temporary committees to carry out the business and objectives of Old Dominion.

Section 6.04 Participation by Telephone at Committee Meetings

     Unless otherwise restricted in these Bylaws or in the resolution creating a committee, the members of any committee may participate in meetings of the committee and shall be deemed to be present at such meetings as though physically present if they are participating by means of a conference telephone or similar communications equipment by which all persons participating at the meeting can hear each other respond to matters properly brought before the meeting. Membersof the committee participating by such communications means shall be deemed present for all purposes including determination of quorum.

                                    ARTICLE 7

                                    OFFICERS

Section 7.01 Number and Positions

     The officers shall be Chairman of the Board, Vice Chairman of the Board, Secretary/Treasurer, and President. The Board may, if it desires, elect additional officers, including but not limited to Assistant
Secretary/Treasurers, or appoint additional officers, including but not limited to Vice Presidents.

     Elected officers must be Directors, but other officers need not be Directors.

     The office of President shall be occupied by a regular employee.

Section 7.02 Election and Term of Office

     A. The Chairman, Vice Chairman and Secretary/Treasurer whose terms of office are expiring shall be elected by and from the Board of Directors at the meeting of the Board of Directors held immediately after the annual meeting of the Members. If the election shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until the first

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meeting of the Board of Directors following the next succeeding annual meeting of the Members or until their successor shall have been elected and shall have qualified.

     B. The term of office for the Chairman, Vice Chairman and Secretary/Treasurer shall be for three (3) years. Upon serving one full three
(3) year term in an office, no Director shall be eligible to be elected to a successive term in the same office as Chairman, Vice Chairman or Secretary/Treasurer.

     C. Officers other than Chairman, Vice Chairman and Secretary/Treasurer shall hold office at the pleasure of the Board.

Section 7.03 Removal of Officers by Directors

     Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors by majority vote of all the Directors whenever, in its judgment, the best interests of Old Dominion shall be served.

     Any Member of Old Dominion may bring charges against any officer, and by filing with the Secretary such charges in writing, together with a petition signed by thirty percent (30%) of the Members, may request the removal of such officer. The officer against whom such charges have been brought shall be informed in writing of the charges at least ten (10) days prior to the Board meeting at which the charges are to be considered and shall have an opportunity to be present and represented by counsel at the meeting and to present evidence in respect to the charges; and the person or persons bringing the charges shall have the same opportunity.

Section 7.04 Vacancies

     Except as otherwise provided in these Bylaws, a vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 7.05 Chairman of the Board

     The Chairman of the Board shall be the link between the Board and management of Old Dominion. The Chairman may give such direction for the operation of Old Dominion as deemed advisable in those situations where direction is, in the Chairman's opinion, needed and time will not reasonably permit submission of the matter to the Board.

     The Chairman of the Board shall preside at the meetings of the Executive Committee and of the Board of Directors and shall perform such other duties as

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may be assigned to that office by the Board of Directors. By reason of this office, the Chairman shall have the right to attend all meetings of committees.

Section 7.06 Vice Chairman

     In the absence of the Chairman, or in the event of the Chairman's inability or refusal to act, the Vice Chairman shall perform the duties of the Chairman, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman. The Vice Chairman shall also perform any other duties as may be assigned by the Board of Directors.

Section 7.07 Secretary/Treasurer

     The Secretary/Treasurer shall have the responsibility for preparing and maintaining custody of minutes of the Directors' and Members' meetings and for authenticating records of Old Dominion. The Secretary/Treasurer also shall in general perform all the duties incident to the Office of Secretary/Treasurer and such other duties as may be assigned by the Board of Directors.

Section 7.08 President

     The Board of Directors shall appoint a President who shall:

          (a) serve at the will of the Board;

          (b) be the Chief Executive Officer of the Corporation and be in charges of and exercise general management and control of the daily operation of the business of Old Dominion.

          (c) make recommendations and suggestions concerning the goals and functions of Old Dominion to the Board. The President shall maintain supervision over all employees of Old Dominion and delegate a portion of such supervision to other employees as the President may deem advisable. The President, by reason of the office, unless excused by the Board or the Chairman of the Board, shall be required to attend all meetings of standing committees, Old Dominion Board meetings, and Member meetings, but shall not have a vote unless designated as a voting member of a committee at the time the committee is appointed; and

          (d) perform all other duties and exercise such authority as the Board of Directors may vest in the President.

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Section 7.09 Duties of Vice Presidents

     Vice Presidents of Old Dominion shall perform such tasks as may be assigned to them by the Board or the President. The Vice Presidents may be assigned duties as heads of departments and in such event, their work and effort shall be concentrated in that field according to the guidelines established by the Board or in the absence of Board policy, by the President, reporting, unless otherwise specified, to the President.

Section 7.10 Duties of Other Officers

     Other officers who are also Directors of Old Dominion shall perform the duties assigned to them by the Board of Directors and shall report to the Board. Other officers who are also employees of Old Dominion shall perform the duties assigned to them by the Board of Directors or by the President, reporting, unless otherwise specified, to the President of Old Dominion.

Section 7.11 Bonds of Officers

     Any officer or agent of Old Dominion charged with responsibility for the custody of any of its funds or property shall be bonded in sums and with such surety as the Board of Directors shall determine. The Board of Directors, in its discretion,may also require any other officer, agent or employee of Old
Dominion to be bonded in such amounts with such surety as it shall determine.

Section 7.12 Reports

     The officers of Old Dominion shall submit at each annual meeting of the Members reports covering the business of Old Dominion for the previous fiscal year. The reports shall set forth the condition of Old Dominion at the close of the fiscal year.

                                    ARTICLE 8

                              NON-PROFIT OPERATION

Section 8.01 Non-Profit Policy

     Old Dominion shall at all times be operated on a cooperative non-profit basis for the mutual benefit of its Members.

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Section 8.02 Patronage Capital

     A. In connection with the furnishing of electric energy, Old Dominion's operations shall be so conducted that all Members will, through their patronage, furnish capital for Old Dominion. In order to induce patronage and to assure that Old Dominion will operate on a non-profit basis, Old Dominion is obligated to account on a patronage basis to all its Members for income received and receivable from the furnishing of electric energy in excess of operating costs and expenses properly chargeable against the furnishing of electric energy, as herein provided. Amounts received from Members and patrons in excess of operating costs and expenses at the moment of receipt by Old Dominion are received with the understanding that they are furnished by the patrons as capital.

     Old Dominion is obligated to pay by credits to a capital account for each Member amounts in excess of operating costs and expenses in accordance with Old Dominion's Margin Stabilization Plan. The books and records of Old Dominion shall be set up and kept in such a manner that at the end of each fiscal year the amount of capital, if any, so furnished by each Member is clearly reflected and credited in an appropriate record to the capital account of each Member. Old Dominion shall, within a reasonable time after the close of the fiscal year, notify each Member of the amount of capital so credited to its account. All such amounts credited to the capital account of any Member shall have the same status as though they had been paid to the Member pursuant to a legal obligation to do so and the Member had then furnished corresponding amounts for capital.

     B. To the extent Old Dominion elects to engage in the business of furnishing products and services other than electric service, amounts received and receivable therefrom in excess of operating costs and expenses properly chargeable against the furnishing of such products and services shall be, insofar as permitted by law, allocated and assigned annually on a patronage basis and credited on the books of Old Dominion as patronage capital to those patrons so furnished such products and services, in substantially the same manner provided in subsection A with respect to furnishing electric service.

     C. All amounts received by Old Dominion from its other activities including, but not limited to, investments, rentals and other incidental services, in excess of costs and expenses properly chargeable against such activities shall, insofar as permitted by law, be (1) used to offset any losses incurred during the current or any prior fiscal year and (2) to the extent not needed for that purpose, retained or allocated, at the Board's discretion, among the classes of business for which the receipts exceed the allocable costs and expenses, in proportion to the amounts of such margins, and to its Members within each such class on a patronage basis. Any amount so allocated shall be included as a part of the capital credited to the accounts of members, as provided for in subsection A, above.

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Section 8.03 Retirement of Capital

     In the event of dissolution or liquidation of Old Dominion, after all outstanding indebtedness of Old Dominion shall have been paid, outstanding capital credits shall be retired without priority on a pro rata basis before any payments are made on account of property rights of Members. If, at any time prior to dissolution or liquidation, the Board of Directors shall determine that the financial condition of Old Dominion will not be impaired thereby, the capital then credited to Members' accounts may be retired in full or in part. Termination of a Member's membership shall not accelerate the payment of capital credits.

Section 8.04 Assignability of Capital.

     Capital credited to the account of each Member shall be assignable only on the books pursuant to written instructions from the assignor and only to successors in interest or successors in occupancy in all or a part of such Member's premises served by Old Dominion unless the Board of Directors, acting under policies of general application, shall determine otherwise.

Section 8.05. Classification of Business.

     In determining and allocating the operating costs and expenses to form the basis of determining, in turn, the respective amounts of capital furnished by patrons through their patronage, it shall be the duty of the Board of Directors to classify the business done by Old Dominion with all of its patrons into appropriate classes or departments of business or patronage.

     Operating margins will be allocated to each Member within each such classes or departments on a patronage basis after full allocation of all direct and indirect costs associated with service. All patronage margins contributed by patrons within a given class of business shall be assigned to such patrons on a dollar volume basis of patronage, but no patronage capital shall be deemed to have been contributed by, or shall be allocated to, any patron within any class of business, if the receipts from all patrons within such class do not exceed the costs and expenses chargeable or allocable to such class. In the event patronage from any patron falls into two or more classes of business, capital credits assigned to such patron shall be the net amount of the capital credits determined after debiting and crediting such patron's account with all patronage debits and credits from all such classes of business. The cost allocation methodologies will be subject to periodic review by the Board of Directors.

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Section 8.06  Contractual Character of Operations

     The Members of Old Dominion, by dealing with Old Dominion, acknowledge that the terms of the Articles of Incorporation and Bylaws shall constitute and be a contract between Old Dominion and each Member, and both Old Dominion and the Members are bound by such contract, as fully as though each Member has individually signed a separate instrument containing those terms and provisions.

                                    ARTICLE 9

                             DISPOSITION OF PROPERTY

Section 9.01  Manner of Disposition

     Old Dominion may not sell, lease or otherwise dispose of any of its property other than (1) property which, in the judgment of the Board of Directors, neither is nor will be necessary or useful in operating and maintaining Old Dominion's system and which, in any one year, shall not exceed ten percent (10%) in value of all of the property of Old Dominion, or (2), unless authorized to do so by the votes of more than two-thirds (2/3) of its Members and the notice of such proposed sale, lease or other disposition shall have been contained in the notice of othe meeting; provided, however, that Old Dominion may mortgage or otherwise encumber its assets by a vote of at least two-thirds (2/3) of its Board of Directors.

                                   ARTICLE 10

                                 INDEMNIFICATION

Section 10.01 Directors and Officers

     Old Dominion shall indemnify any Director or officer of Old Dominion against expenses (including legal fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred, to the fullest extent now or hereafter permitted by law in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, brought or threatened to be brought against a person by reason of performance as a Director or officer of Old Dominion or affiliated corporations or in any other cpacity on behalf of Old Dominion or affiliated corporations.

     The Board of Directors, by resolution adopted in each specific instance, may similarly indemnify any person other than a Director or officer of Old Dominion for liabilities incurred in connection witih services rendered for or at the request of Old Dominion or affiliated corporations. The provisions of this section shall be applicable to all actions, suits or proceedings commenced after its adoption, whether

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such arise out of acts or omissions which occurred prior or subsequent to such adoption and shall continue as to a person who has ceased to be a Director or officer or to render services for or at the request of Old Dominion and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The rights of indemnification provided for herein shall not be deemed the exclusive rights to which any Director, officer, employee or agent of Old Dominion may be entitled. Old Dominion may pay the expenses incurred by any person entitled to be indemnified by Old Dominion in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking, by or on behalf of such person, to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Old Dominion as authorized by law.

                                   ARTICLE 11

                                  FISCAL POLICY

Section 11.01  Contracts

     Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of Old Dominion, and such authority may be general or confined to specific instances.

Section 11.02  Checks, Drafts, etc.

     All checks, drafts, wire transfers or other orders for the payment of money, and all notes, bonds or other evidences of indebtedness issued in the name of Old Dominion shall be signed by such officer or officers, agent or agents, employee or employees of Old Dominion and in such manner as shall be determined by resolution of the Board of Directors.

Section 11.03  Deposits

     All funds of Old Dominion shall be deposited to the credit of Old Dominion in such banks or financial institutions as the Board of Directors may select.

Section 11.04  Fiscal Year

     The fiscal year of Old Dominion shall be fixed by the Board of Directors as the needs of Old Dominion's business require.

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Section 11.05  Accounting System and Reports

     All accounts of Old Dominion shall be examinded by a committee of the Board of Directors which shall render reports as directed by the Board of Directors which shall be done at least annually. The Board of Directors shall also, after the close of each fiscal year, cause a full and complete audit of the accounts and books and financial conditions of Old Dominion to be made.

Section 11.06  Contracts in Which Directors Have Interest

     Any contract or other transaction between Old Dominion and one or more of its Directors, or between Old Dominion and any firm of which one or more of its Directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of the Director or Directors at the meeting of the Board of Directors that acts upon the contract or transaction, and notwithstanding their participation in the action, if the fact of such interest shall be disclosed or known to the Board of Directors and the Board of Directors shall, nevertheless, authorize or ratify the contract or transaction. The interested Director or Directors shall to be counted in determining whether a quorum is present and shall to be entitled to vote on such authorization or ratification. This section shall not be construed to invalidate any contract or other transaction that would otherwise be valid under the common and statutory law applicable to it.

Section 11.07  Employment of Related Persons

     No relative, whether by marriage or blood, of a Director closer in degree of kindred than first cousin shall become an employee of Old Dominion while such existing Director remains a Director. This provision shall not affect any employee who is in the excluded category prior to the adoption of the section or placed in the excluded category by marriage which occurs subsequent to the Director's election.

                                   ARTICLE 12

                        MEMBERHSIP IN OTHER ORGANIZATIONS

Section 12.01  Requirements

     Old Dominion shall not become a member of or purchase stock in any other organization without the approval of the Board of Directors.

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                                   ARTICLE 13

                                WAIVER OF NOTICE

Section 13.01  Written or by Attendance

     Any Member or Director may waive in writing any notice of a meeting required to be given by these Bylaws. The attendance of a Member or Director at any meeting shall constitute a waiver of notice of such meeting by such Member or Director, except in case a Member or Director shall attend a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

                                   ARTICLE 14

                               THE CORPORATE SEAL

Section 14.01  Design and Instription

     The corporate seal of Old Dominion shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Virginia."

                                   ARTICLE 15

                                 RULES OF ORDER

Section 15.01  Parliamentary Procedure

     At all meetings of the Members, the Board of Directors, and any committee that may be established by Old Dominion, parliamentary procedure, except as determined by these Bylaws, the Articles of Incorporation and the laws of the State of Virginia, shall be governed by the latest edition of Robert's Rules of Order.

                                   ARTICLE 16

                               AMENDMENT OF BYLAWS

Section 16.01  Method of Amendment

     Subject to the provisions in the Articles of Incorporation, these Bylaws may be altered, amended or repealed by the affirmative vote of a two-thirds (2/3) majority of the members of the Board of Directors at any regular or special meeting provided that notice of such meeting shall have stated the intention to alter, amend or repeal the Bylaws.

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